SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): December 4, 2000


                                  Ubrandit.com
                       6405 Mira Mesa Boulevard, Suite 100
                               San Diego, CA 92121


                          Commission File No. 000-26799
                       Incorporated in the State of Nevada
                      Federal Identification No. 87-0381646


                            Telephone: (858) 350-9566




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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

The Board of Directors of the Company has approved, and on December 4, 2000, the Company executed an Agreement and Plan of Merger with Mindtronics Corporation, a Nevada corporation (the "Merger Agreement"). Pursuant to the Merger Agreement, the Company will exchange 12,500,000 shares of Company Common Stock for all of the outstanding shares of Mindtronics capital stock. A newly-formed subsidiary of the Company will merge with and into Mindtronics Corporation in a tax-free reorganization under the Internal Revenue Code. As a result, Mindtronics Corporation will become a wholly-owned subsidiary of the Company after the Merger.

Consummation of the Merger is subject to numerous conditions precedent, including, but not limited to, approval by the Company's shareholders, completion of due diligence and other customary conditions. The Company currently anticipates that the Merger will be consummated early in the first quarter of 2001.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of Business Acquired.

                  To be provided within sixty (60) days after the date of filing.

         (b)      Pro Forma Financial Information.

                  To be provided within sixty (60) days after the date of filing.

         (c)      Exhibits

                  2.1 Agreement and Plan of Merger by and among Ubrandit.com, Inc., Ubrandit Acquisition Corp. and Mindtronics Corporation dated December 4, 2000.
                  99.1 Press release dated December 4, 2000, announcing the acquisition of Mindtronics Corporation.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Ubrandit.com

Date: December 5, 2000                      By /s/ Jeff Phillips
                                               --------------------------------
                                               Jeff Phillips, President and CEO



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                                INDEX TO EXHIBITS
                                -----------------

The following exhibits are filed with the Current Report on Form 8-K.

Exhibit No.    Description
-----------    -----------
2.1            Agreement and Plan of Merger by and among Ubrandit.com, Inc.,
               Ubrandit Acquisition Corp. and Mindtronics Corporation dated
               December 4, 2000.
99.1           Press release dated December 5, 2000, announcing the acquisition of Mindtronics Corporation.